UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 5, 2006
DYNAVAX TECHNOLOGIES
CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50577 (Commission File Number)	33-0728374 (I.R.S. Employer Identification No.)
2929 Seventh Street, Suite 100
Berkeley, California 94710
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 848-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.
As disclosed previously in a Form 8-K filed by Dynavax Technologies Corporation (“we” or “us”) on August 31, 2006, we entered into a common stock purchase agreement (the “Purchase Agreement”) with Azimuth Opportunity Ltd. (“Azimuth”), pursuant to which we may, from time to time and subject to the terms and limitations set forth in the Purchase Agreement, sell Azimuth shares of our common stock. On December 5, 2006, we expect to settle with Azimuth on the purchase of 1,663,456 shares of our common stock under the Purchase Agreement at an aggregate purchase price of $15,000,000. We will receive an estimated net proceeds from the sale of these shares of approximately $14.8 million after deducting our estimated offering expenses. In connection with this sale, we are filing, as Exhibit 5.1 hereto, an opinion of our counsel, Cooley Godward Kronish llp.
The foregoing description is qualified in its entirety by reference to the Purchase Agreement, dated August 31, 2006, by and between Azimuth and us, which was filed as an exhibit to the August 31, 2006 Form 8-K and is incorporated herein by reference.
Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley Godward Kronish llp, dated December 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynavax Technologies Corporation
Dated: December 4, 2006	By:	/s/ Deborah A. Smeltzer
Deborah A. Smeltzer, Vice President,
Operations and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Cooley Godward Kronish llp, dated December 5, 2006.

4